FORM OF OPINION


                            SULLIVAN & WORCESTER LLP
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                                                     October __, 2001




Pre-Settlement Funding Corporation
927 South Walter Reed Drive, Suite 5
Arlington, Virginia  22204

Gentlemen:


         We have acted as counsel for Pre-Settlement Funding Corporation, a Delaware corporation (the "Company"), in connection with the offer by the Company of shares of Common Stock, par value $.01 (the "Shares"), pursuant to a Registration Statement on Form SB-2 (File No. 333-56848) (the "Registration Statement") filed with the with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("1933 Act"), on or about March 9, 2001. The Registration Statement covers (i) a maximum of 750,000 shares to be issued and sold by the Company and (ii) a maximum of 5,018,000 shares to be sold by certain selling shareholders.

         In our capacity as counsel to the Company in connection with the offering of the Shares described in the Registration Statement, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates of public officials, and other instruments, and have made such other investigation, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies and the authenticity of the originals of all such copies.

         Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, and subject to receipt from the Commission of an order declaring the Registration Statement effective and compliance with applicable state securities laws, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and sold as described in the Registration Statement, will be validly issued, fully paid, and nonassessable.

         This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         We understand that this opinion is to be used in connection with the registration of the Shares for offering and sale pursuant to the 1933 Act. We consent to the filing of this opinion with and as a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.


                                     Very truly yours,


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                                     SULLIVAN & WORCESTER LLP